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                                                                     EXHIBIT 2.2

                            ASSET PURCHASE AGREEMENT

                                    between

                              USA HOLDINGS, INC.,

                                      and

                                   PTG, INC.

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the date last written below, by and between USA HOLDINGS, INC., ("USA"), a Georgia corporation, and PTG, INC., ("PTG"), a Georgia corporation.

         WHEREAS, USA desire to transfer certain assets to PTG, in exchange for certain assets of PTG;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, terms, conditions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. TRANSFER OF FIXED ASSETS. USA hereby transfers to PTG all of USA's right, title and interest in certain fixed assets, with a depreciated book value of $47,967.00, and which are listed on Exhibit A attached hereto.

         2. TRANSFER OF CERTAIN RECEIVABLES. PTG is the assignee of certain receivables owed by Krogel Freight Systems. In exchange for the transfer of fixed assets set forth above, PTG hereby transfers to USA $47,967.00 of the amounts owed to PTG by Krogel Freight Systems.

         3. REASONABLE EFFORTS. USA and PTG will execute all additional documents and take all further actions reasonably necessary to effectuate the transfers and assignments contemplated above and all other terms of this Agreement.





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         4.      RELATIONSHIP OF THE PARTIES. The relationship of the parties shall be limited to that of independent seller and buyer. The parties are not engaged in and do not intend to engage in a joint venture, partnership or similar relationship between any of the parties, and nothing contained herein or any action taken pursuant hereto is to be construed as bringing about such a relationship between any of the parties.

         5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings. This Agreement may be amended or modified only in a writing signed by all parties hereto.

         6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         7. WAIVER. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof without affecting any other terms and conditions of this Agreement. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         8. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9. BENEFIT. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assignees of the parties hereto. Except as otherwise expressly provided herein, nothing expressed or implied herein shall be construed





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to confer upon or give any person, firm or corporation, other than the parties hereto, any right or remedy hereunder or by reason hereof.

         10. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then, each provision not so affected shall be enforced to the extent permitted by law.

         IN WITNESS WHEREOF, USA and PTG have caused this Agreement to be duly executed and delivered as of December 31, 1996.

BUYER:                                         SELLER:
PTG,INC.                                       USA HOLDINGS, INC.


By: /s/ Dennis A. Bakal                      By: /s/ Peter C. Roth
    ----------------------------                 -------------------------------
    Dennis A. Bakal                              Peter C. Roth
    President                                    Chief Financial Officer





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